                                                    Registration No. 333-26605

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549
                                     ________


                                 Amendment No. 2


                                       to

                                     Form S-1

                             REGISTRATION STATEMENT*

                                      UNDER

                            THE SECURITIES ACT OF 1993

                                ALPHA PRO TECH, LTD.

              (Exact name of registrant as specified in its charter)
                                     ________
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


           Delaware                                 3842                         63-1009183
(State or other jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)          Classification Code Number)          Identification
                                                                               Number)

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

              Alpha Pro Tech, Ltd.                                 Sheldon Hoffman, CEO
              Suite 112, 60 Centurian Drive                        Suite 112, 60 Centurian Drive
              Markham, Ontario L34 9R2                             Markham, Ontario L34 9R2
              (905) 479-0654                                       (905) 479-0654
(Name, address, including zip code and                (Name, address, including zip code
telephone number, including area code                  and telephone number, including
of registrant's principal executive                    area code, of agent for service)
office)

                                   Copy to:

                             Peter Landau, Esq.
                   Opton Handler Feiler and Landau, LLP
                52 Vanderbilt Avenue, New York, N.Y. 10017

Approximate date of commencement of proposed sale to public as soon as practicable after effective date of Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

   Option activity for the three years ended December 31, 1996 is as follows:

                                                                             Average
                                                                         Exercise Price
                                                               Shares      per Option
                                                             ----------  ---------------
   Options outstanding, December 31, 1993................    1,732,000             .80
     Granted to employees/directors......................      100,000            1.00
     Granted to lenders..................................      747,500             .90
     Granted to consultants..............................      555,000            1.00
     Exercised...........................................     (253,400)            .88
     Expired.............................................     (108,600)           1.00
     Canceled............................................      (85,000)           0.75
                                                             ----------  ---------------

   Options outstanding, December 31, 1994................    2,687,500            0.82
     Granted to employees/directors......................      784,000            1.36
     Granted to consultants..............................      540,000            1.45
     Exercised...........................................     (310,000)           0.85
     Canceled............................................     (160,000)           1.92
                                                             ----------  ---------------

  Options outstanding, December 31, 1995.................    3,541,500            0.98
     Granted to employees................................       87,000            1.12
     Granted to consultants..............................       10,000            1.47
     Exercised...........................................     (656,000)           0.85
     Canceled............................................     (393,500)           1.06
                                                             ----------  ---------------

  Options outstanding, December 31, 1996.................    2,589,000       $    1.01
                                                             ----------  ---------------
                                                             ----------  ---------------

    The following summarizes information about stock options outstanding at December 31, 1996:

                                                           Options Outstanding
                  Exercise                                       Average           Average
                    Price                      Shares             Price              Term
   ----------------------------------------  ----------      -------------           ----
   $0.75 to $1.00..........................  1,678,000        $    0.79              1.61
   $1.01 to $1.50..........................    739,000             1.32              3.88
   $1.51 to $2.00..........................     50,000             2.00              1.25
   $2.01 to $2.50..........................    122,000             2.03              2.09

All but 60,000 of the above options are exercisable at December 31, 1996.

The following summarizes the number of options and warrants issued for services and the respective values assigned for the three years ended December 31, 1996:

                                              Shares            Value
                                             ----------      ----------

1994

Options issued for services...............   1,302,500          $70,000
Warrants issued for services..............   1,064,999           62,000

1995

Options issued for services..............      540,000           56,000
Warrants issued for services.............      257,000           44,000

1996

Options issued for services (value
includes extension of exercise date for
55,000 options)..........................       10,000           22,000
Warrants issued for services (value
includes extension of exercise date for
119,048 warrants)........................       95,384           46,000

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of
Ontario, Canada on April   , 1997.

                              ALPHA PRO TECH, LTD.


                              ---------------------------
                              BY: Sheldon Hoffman
                              Chief Executive Officer,
                              Principal Financial Officer
                              and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

---------------------------                 -----------------------
SHELDON HOFFMAN,                            ALEXANDER W. MILLAR,
Chief Executive Officer                     President and Director
Principal Financial Officer                 Date:           , 1997
and Director
Date:           , 1997

---------------------------                 -----------------------
JOHN RITOTA, Director                       ROBERT ISALY, Director
Date:           , 1997                      Date:           , 1997

---------------------------                 -----------------------
LLOYD HOFFMAN                               DONALD E. BENNETT, JR.
Vice President and Controller               Director
Principal Accounting Officer                Date:           , 1997
Date:          , 1997


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